HAUSSER+TAYLOR
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United Bank Plaza, 220 Market Avenue South, Canton, Ohio  44702-2180
                                               330/455-1120 - FAX: 330/455-3136


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Kids Stuff, Inc.
Canton, Ohio  44718



         As independent certified public accountants for Kids Stuff, Inc., we hereby consent to the use in this Form SB-2 Registration Statement Amendment #5 for Kids Stuff, Inc. of our report included herein, which has a date of February 21, 1997, except for Note 13, which is as of May 15, 1997, relating to the balance sheet of Kids Stuff, Inc. as of December 31, 1996, and the related statements of income, cash flows, and stockholders' equity for the years ended December 31, 1996 and 1995, and of our report included herein, which has a date of January 22, 1997, except for Note 4, which is as of May 15, 1997, relating to the balance sheet of The Natural Baby Company, Inc. as of December 31, 1996 and the related statements of income, cash flows, and stockholders' equity for the years ended December 31, 1996 and 1995, and to the reference to our firm under the caption "Experts" in the Prospectus.




                                        /s/ HAUSSER+TAYLOR
                                        ------------------
                                        Hausser+Taylor

Canton, Ohio
June 25, 1997